SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

COMMERCIAL VEHICLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1990662

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6530 West Campus Way
New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.      ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates:      333-115708

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Not applicable	Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.01 per share (the “Common Stock”), of Commercial Vehicle Group, Inc. (the “Company”) as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2004 (Registration No. 333-115708), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.

Item 2. Exhibits.

Number	Description
1.	Form of Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Form of Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Certificate representing the shares of Common Stock, incorporated by reference to Exhibit 4.4 of the Registration Statement.

4.	Registration Agreement, dated October 5, 2000, by and among Bostrom Holding, Inc. and the investors listed on Schedule A attached thereto, incorporated by reference to Exhibit 4.1 of the Registration Statement.

5.	Joinder to Registration Agreement, dated as of March 28, 2003, by and among Bostrom Holding, Inc. and J2R Partners VI, CVS Partners, LP and CVS Executive Investco LLC, incorporated by reference to Exhibit 4.2 of the Regsitration Statement.

6.	Form of Joinder to the Registration Agreement by and among Bostrom Holding, Inc. and the prior stockholders of Trim Systems, incorporated by reference to Exhibit 4.3 of the Registration Statement.

7.	Investor Stockholders Agreement, dated October 5, 2000, by and among Bostrom Holding, Inc., Onex American Holdings LLC, J2R Partners VII and the stockholders listed on the signature pages thereto, incorporated by reference to Exhibit 10.9 of the Registration Statement.

8.	Investor Stockholders Joinder Agreement, dated as of March 28, 2003, by and among Bostrom Holding, Inc. and J2R Partners VI, CVS Partners, LP and CVS Executive Investco LLC, incorporated by reference to Exhibit 10.10 of the Registration Statement.

9.	Form of Joinder to the Investor Stockholders Agreement by and among Bostrom Holding, Inc. and the prior stockholders of Trim Systems, incorporated by reference to Exhibit 10.11 of the Registration Statement.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 5, 2004	COMMERCIAL VEHICLE GROUP, INC. (Registrant)
	By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Vice President of Finance and Chief Financial Officer